Exhibit 23.1




                 CONSENT OF SIMON LEVER & COMPANY

     We hereby consent to the incorporation by reference in the Registration Statement (Form S-8, File No. 333-_____) of our report, dated January 31, 2002, relating to the consolidated financial statements of PennRock Financial Services Corp. included in its Annual Report (Form 10-K) for the year ended December 31, 2001.


                              /s/ SIMON LEVER & COMPANY


Lancaster, Pennsylvania
September 9, 2002